						EXHIBIT 12.1
						Page 1 of 3

WISCONSIN GAS COMPANY
STATEMENT OF COMPUTATION OF
RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

	Nine Months Ended	Twelve Months Ended

	9/30/03	9/30/03	12/31/02	12/31/01	12/31/00	12/31/99	12/31/98

		(Millions of Dollars)

Pretax Income	$27.1	$51.8	$53.0	$24.3	$28.6	$42.0	$35.9

Fixed Charges
Interest on Long-Term Debt (a)	7.6	10.1	10.1	10.1	10.1	9.9	10.1
Interest Expense - WICOR	-	-	-	11.5	11.0	-	-
Other Interest Expense	2.1	2.9	2.7	5.5	4.2	2.7	2.3

Total Fixed Charges As Defined	9.7	13.0	12.8	27.1	25.3	12.6	12.4

Total Earnings as Defined	$36.8	$64.8	$65.8	$51.4	$53.9	$54.6	$48.3

Ratio of Earnings to Fixed Charges	3.8x	5.0x	5.1x	1.9x	2.1x	4.3x	3.9x

(a) Includes amortization of debt premium, discount and expense.

		EXHIBIT 12.1
		Page 2 of 3

WISCONSIN GAS COMPANY
STATEMENT OF COMPUTATION OF
RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

		Predecessor
	Period From	Period From
	April 27,	January 1,
	2000	2000
	Through	Through
	December 31,	April 26,
	2000 (a)	2000

	(millions of dollars)

Pretax Income	($5.9)	$34.5

Fixed Charges
Interest Charges
Interest on Long-Term Debt (b)	6.7	3.4
Interest Expense - WICOR	11.0	-
Other Interest Expense	3.1	1.1

Total Fixed Charges As Defined	20.8	4.5

Total Earnings as Defined	$14.9	$39.0

Ratio of Earnings to Fixed Charges	0.7x	8.7x

  (a) Earnings for this period were inadequate to cover fixed charges. The ratio for this period reflects a deficiency of
      $5.9 million due to the impact of the non-heating season on earnings, as well as amortization of goodwill and intercompany interest.

(b) Includes amortization of debt premium, discount and expense.

			EXHIBIT 12.1
			Page 3 of 3

WISCONSIN GAS COMPANY
STATEMENT OF COMPUTATION OF PRO FORMA
RATIO OF EARNINGS TO FIXED CHARGES
(Unaudited)

	Nine
	Months Ended	Twelve Months Ended

	9/30/03	9/30/03	12/31/02

	(millions of dollars)

Pro Forma Pretax Income	$23.2	$46.7	$48.0

Pro Forma Fixed Charges
Interest on Long-Term Debt	12.5	16.6	16.6
Other Interest Expense	1.1	1.5	1.2

Total Pro Forma Fixed Charges as Defined	13.6	18.1	17.8

Total Pro Forma Earnings as Defined	$36.8	$64.8	$65.8

Pro Forma Ratio of Earnings to Fixed Charges	2.7x	3.6x	3.7x